UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 31, 2010

RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

WASHINGTON (State or other jurisdiction of incorporation)	0-23137 (Commission File Number)	91-1628146 (I.R.S. Employer Identification No.)
2601 Elliott Avenue, Suite 1000
Seattle, Washington 98121
(Address of principal executive offices) (Zip code)

(206) 674-2700
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On March 31, 2010, RealNetworks, Inc. (“Real” or “RealNetworks”), RealNetworks Digital Music of California, Inc., a wholly owned subsidiary of Real (“RN Sub”), MTV Networks, a division of Viacom International Inc. (“MTVN”), DMS Holdco Inc., a wholly owned subsidiary of Viacom International Inc. (“MTVN Sub”), and Rhapsody International Inc., a Delaware corporation (“Rhapsody,” together with the other parties listed above, the “Parties”) entered into a Stockholder Agreement with the terms described below. The Parties entered into the Stockholder Agreement in connection with the closing of the restructuring transactions involving Rhapsody, the joint venture formed by Real and MTVN in August 2007, that were contemplated by the Transaction, Contribution and Purchase Agreement dated February 9, 2010 among RealNetworks, RN Sub, MTVN, MTVN Sub and Rhapsody America LLC (the “Transaction Agreement”). The restructuring transactions are described in more detail in Item 2.01 of this report. The Stockholder Agreement contains provisions regarding (i) the composition of the Board of Directors of Rhapsody, (ii) certain stock transfer restrictions among the Parties until December 31, 2010, (iii) a right of first offer pursuant to which each of Real and MTVN, so long as it holds at least 25% of the outstanding shares of Rhapsody, must first offer its shares to the other prior to certain proposed transfers to a third party, (iv) the right of Real and MTVN, so long as they each hold at least 25% of the outstanding shares of Rhapsody and have jointly entered into an agreement to transfer their shares, to drag along in such transfer the shares of Rhapsody stock held by less than 10% minority stockholders and (v) a right of each of Real and MTVN, so long as it holds at least 25% of the outstanding shares of Rhapsody, to approve certain corporate transactions of Rhapsody. Rhapsody will be initially governed by a Board of Directors with two directors appointed by each of Real and MTVN and one independent director appointed by mutual agreement of Real and MTVN. A copy of the Stockholder Agreement will be filed as an Exhibit to the Quarterly Report on Form 10-Q for the quarter ending March 31, 2010 to be filed by Real with the Securities and Exchange Commission.
Item 1.02. Termination of a Material Definitive Agreement.
In connection with the closing of the Rhapsody restructuring transactions, on March 31, 2010, the Stockholder Agreement, dated as of August 20, 2007, between Real and Viacom International Inc., on behalf of MTVN, and the Limited Liability Company Agreement, dated as of August 20, 2007, among the Parties, were terminated, including the put and call rights held by Real and MTVN and MTVN’s rights to receive a preferred return in connection with the exercise of Real’s put right.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On March 31, 2010, the Rhapsody restructuring transactions contemplated by the Transaction Agreement were completed. At the closing, Rhapsody was converted from a limited liability company to a corporation, and Real, MTVN and two minority stockholders hold the outstanding shares of Rhapsody such that MTVN (through MTVN Sub) owns 47.5%, Real (through RN Sub) owns slightly less than 47.5% of such outstanding shares and the minority stockholders own the remainder. Real contributed $18 million in cash, the Rhapsody brand and certain other assets, including content licenses, in exchange for shares of convertible preferred stock of Rhapsody. The preferred stock carries a $10 million preference upon certain liquidation events. A portion of Real’s cash contribution was used to repurchase the international radio business that was previously contributed to Rhapsody by Real. MTVN contributed a $33 million advertising commitment in exchange for shares of common stock of Rhapsody, and MTVN’s previous obligation to provide advertising of approximately $111 million as of December 31, 2009 was cancelled. In addition, at closing, certain existing agreements were amended to, among other things, expand the technology and intellectual property licenses from Real to Rhapsody relating to the core technologies for the Rhapsody audio digital music service to provide worldwide, perpetual licenses and certain rights for use of the core technologies in business-to-business audio music services.

In addition, Real will provide certain operational transition services to Rhapsody until December 31, 2010, unless earlier terminated by Rhapsody.
As a result of the closing of the Rhapsody restructuring transactions, Real will no longer consolidate Rhapsody’s financial results with Real’s consolidated financial statements beginning March 31, 2010.
The summary of the Transaction Agreement set forth in this Item 2.01 is qualified in its entirety by reference to the full text of the Transaction Agreement, which is filed as Exhibit 2.1 to this report and incorporated by reference into this Item 2.01.
Item 9.01. Financial Statements and Exhibits.
     (b) Pro forma financial information
     Included as Exhibit 99.1 are (i) an unaudited pro forma condensed consolidated balance sheet at and as of December 31, 2009 that gives effect to the restructuring transactions as if they had occurred on December 31, 2009 and (ii) an unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2009 that treats the Rhapsody restructuring transactions described in the unaudited pro forma financial statements as though they had occurred on December 31, 2008. The unaudited pro forma condensed consolidated statement of operations are presented for illustrative purpose only and are not necessarily indicative of the operating results or the financial position of Real that would have been achieved had the Rhapsody restructuring transactions been consummated as of the date indicated or of the operating results that may be obtained in the future. These unaudited pro forma condensed consolidated financial statements and accompanying notes should be read together with Real’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2009 and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Real’s Annual Report on Form 10-K for the year ended December 31, 2009.
     (d) Exhibits

Exhibit No.	Description
2.1
Transaction, Contribution and Purchase Agreement dated as of February 9, 2010 among Rhapsody America LLC, RealNetworks, Inc., RealNetworks Digital Music of California, Inc., Viacom International Inc. and DMS Holdco Inc.

99.1	Unaudited Pro Forma Consolidated Condensed Financial Statements of RealNetworks, Inc. including:
(i) Unaudited pro forma consolidated balance sheet at and as of December 31, 2009
(ii) Unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.
By:	/s/ Michael Eggers
Michael Eggers
Senior Vice President, Chief Financial Officer and Treasurer

Dated: April 6, 2010

EXHIBIT INDEX

Exhibit Number	Description
2.1
Transaction, Contribution and Purchase Agreement dated as of February 9, 2010 among Rhapsody America LLC RealNetworks, Inc., RealNetworks Digital Music of California, Inc., Viacom International Inc. and DMS Holdco Inc.

99.1	Unaudited Pro Forma Consolidated Condensed Financial Statements of RealNetworks, Inc. including:
(i) Unaudited pro forma consolidated balance sheet at and as of December 31, 2009
(ii) Unaudited pro forma consolidated condensed statement of operations for the year ended December 31, 2009